Exhibit 10.20

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT, dated as of January 1, 2009 (this “Amendment”), to the Loan and Security Agreement referred to below by and between FVA VENTURES, INC., a California corporation (“Borrower”), VISALUS HOLDINGS, LLC, a Delaware limited liability company (“Holdings” and, together with Borrower, collectively, the “Credit Parties”), and BLYTH VSH ACQUISITION CORPORATION, a Delaware corporation (“Lender”).

W I T N E S S E T H:

WHEREAS, the Credit Parties and Lender entered into that certain Loan and Security Agreement, dated as of July 30, 2008, as amended by that certain First Amendment to Loan and Security Agreement, dated as of October 21, 2008 (as further amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”);

WHEREAS, as a result of the occurrence and continuance of certain Events of Default under the Loan Agreement (the “Existing Events of Default”), Lender has elected to impose the Default Rate on the outstanding amount of all Obligations effective as of the date of this Amendment and continuing until such Existing Events of Default have been cured or waived or, if earlier, as otherwise agreed to by Lender;

WHEREAS, the Credit Parties and Lender have agreed to amend certain provisions of the Loan Agreement, in the manner, and on the terms and conditions, provided for herein; and

WHEREAS, the Lender has not waived the Existing Events of Default and it expressly reserves all of its rights and remedies in respect thereof.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Credit Parties and Lender hereby agree as follows:

1. Definitions. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement or Schedule A thereto.

2. Schedule A. Schedule A to the Loan Agreement is hereby amended by adding the following definitions in appropriate alphabetical order:

“Applicable Margin” means a per annum interest rate margin equal to four and one-half percentage points (4.50%).

“Quarter LIBOR Rate” means relative to any day in any particular calendar quarter, the three month LIBOR rate as provided in the Wall Street Journal on the Business Day preceding the first day of each calendar quarter; provided, however, that in no event shall the Quarter LIBOR Rate be less than one and one-half percentage points (1.50%) per annum

3. Amendment: Section 1.5 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“1.5 Interest. (a) Borrower shall pay interest to Lender on the aggregate outstanding Revolving Credit Advances at a rate per annum equal to the sum of the Quarter LIBOR Rate and the Applicable Margin, each as in effect on each day of the applicable calendar quarter (the

“Revolving Credit Rate”). All computations of interest shall be made by Lender on the basis of a three hundred and sixty (360) day year, in each case for the actual number of days occurring in the period for which such interest is payable. Each determination by Lender of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error. In no event will Lender charge interest at a rate that exceeds the highest rate of interest permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable.

(b) If for any reason, the LIBOR rate is not available, the parties hereto agree to use their best efforts to determine an interest rate to be charged hereunder which is comparable to the interest rate charged hereunder prior to such LIBOR rate becoming unavailable.

(c) Interest shall be payable on the outstanding Revolving Credit Advances (i) in arrears for the preceding calendar quarter on the last day of each calendar quarter, (ii) on the Commitment Termination Date, and (iii) if any interest accrues or remains payable after the Commitment Termination Date, upon demand by Lender.

(d) Effective upon the occurrence of any Event of Default and for so long as any Event of Default shall be continuing, the Revolving Credit Rate shall automatically be increased by two percentage points (2%) per annum (such increased rate, the “Default Rate”), and all outstanding Obligations shall continue to accrue interest from the date of such Event of Default at the Default Rate applicable to such Obligations.

(e) If any interest or any other payment to Lender under this Agreement becomes due and payable on a day other than a Business Day, such payment date shall be extended to the next succeeding Business Day and interest thereon shall be payable at the then applicable rate during such extension.

4. Remedies. This Amendment shall constitute a Loan Document.

5. Representations and Warranties. To induce Lender to enter into this Amendment, the Credit Parties make the following representations and warranties to Lender:

(a)	The execution, delivery and performance of this Amendment and the performance of the Loan Agreement as amended by this Amendment (the “Amended Loan Agreement”), by the Credit Parties: (i) are within the Credit Parties’ organizational power; (ii) have been duly authorized by all necessary or proper organizational, member and shareholder action; (iii) do not violate any Requirement of Law or Contractual Obligation of any Credit Party; (iv) do not result in the creation or imposition of any Lien upon any of the Collateral other than those in favor of Lender pursuant to the Loan Documents; and (v) do not require the consent or approval of any Governmental Authority or any other Person.

(b)	This Amendment has been duly executed and delivered by or on behalf of Borrower and Holdings.

(c)	Each of this Amendment and the Amended Loan Agreement constitutes a legal, valid and binding obligation of the Credit Parties, enforceable against the Credit Parties in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(d)	Other than the Existing Events of Default, no Default or Event of Default has occurred and is continuing after giving effect to this Amendment.

(e)	No action, claim or proceeding is now pending or, to the knowledge of the Credit Parties, threatened against any Credit Party, at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any federal, state, or local government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators, which (i) challenges any Credit Party’s right, power, or competence to enter into this Amendment or perform any of its obligations under this Amendment, the Amended Loan Agreement or any other Loan Document, or the validity or enforceability of this Amendment, the Amended Loan Agreement or any other Loan Document or any action taken under this Amendment, the Amended Loan Agreement or any other Loan Document or (ii) if determined adversely, is reasonably likely to have or result in a Material Adverse Effect. To the knowledge of the Credit Parties, there does not exist a state of facts which is reasonably likely to give rise to such proceedings.

(f)	Other than as a direct result of the occurrence and continuance of the Existing Events of Default, after giving effect to this Amendment, the representations and warranties of the Credit Parties contained in the Amended Loan Agreement and each other Loan Document are true and correct in all material respects on and as of the Second Amendment Effective Date with the same effect as if such representations and warranties had been made on and as of such date, except that (i) any such representation or warranty which is expressly made only as of a specified date need be true only as of such date and (ii) any such representation or warranty (including the representations and warranties referred to in clause (i)) which is already qualified by materiality must be true and correct in all respects.

6. No Other Amendments. Except as expressly provided herein, the Loan Agreement and the other Loan Documents shall be unmodified and shall continue to be in full force and effect in accordance with their terms. In addition, except as expressly provided herein, this Amendment shall not be deemed a waiver of any term or condition of any Loan Document and shall not be deemed to prejudice any right or rights which Lender may now have or may have in the future under or in connection with any Loan Document or any of the instruments or agreements referred to therein, as the same may be amended from time to time.

7. Expenses. Borrower hereby reconfirms its obligation pursuant to Section 9.2 of the Loan Agreement to pay and reimburse Lender for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) incurred in connection with the negotiation, preparation, execution and delivery of this Amendment and all other documents and instruments delivered in connection herewith.

8. Affirmation of Existing Loan Documents. After giving effect to this Amendment, each Credit Party (a) confirms and agrees that its obligations under each of the Loan Documents to which it is a party shall continue without any diminution thereof and shall remain in full force and effect on and after the date hereof, and (b) confirms and agrees that the Liens granted pursuant to the Loan Documents to which it is a party shall continue without any diminution thereof and shall remain in full force and effect on and after the date hereof.

9. Effectiveness. This Amendment shall become effective as of the date first written above only upon satisfaction in full in the judgment of Lender of each of the following conditions (the “Second Amendment Effective Date”):

(a)	Amendment. Lender shall have received a copy of this amendment duly executed and delivered by Lender and the Credit Parties, with two (2) originals of such party to follow promptly thereafter.

(b)	Representations and Warranties. The representations and warranties of the Credit Parties in this Amendment shall be true and correct in all material respects on and as of the Second Amendment Effective Date except that (i) any such representation or warranty which is expressly made only as of a specified date need be true only as of such date and (ii) any such representation or warranty (including the representations and warranties referred to in clause (i)) which is already qualified by materiality must be true and correct in all respects.

(c)	Payment of Expenses. To the extent invoiced, the Borrower shall have paid Lender all costs, fees and expenses owing in connection with this Amendment and the other Loan Documents and due to Lender (including, without limitation, reasonable legal fees and expenses).

10. Default Rate. As of the Second Amendment Effective Date, the Lender has imposed the Default Rate on the outstanding amount of all Obligations. Notwithstanding anything to the contrary contained herein or in the Loan Agreement, if the Lender, in its sole discretion, determines that the Existing Events of Default have been cured as of the end of any month (or would have been cured had the relevant covenants been tested on a monthly basis) then the Lender agrees as of the first day of the next succeeding month to forego charging the Default Rate. The foregoing shall in no way preclude the Lender from charging the Default Rate thereafter if another Event of Default has occurred and is continuing, including, without limitation, another violation of the covenants that precipitated the occurrence of the Existing Events of Default.

11. Reservation of Rights. (a) Lender has not waived the Existing Events of Default or any other Defaults or Events of Default that may have occurred or may exist and hereby reserves the right to exercise, at any time, any of its other rights and remedies as a result of the occurrence and continuance of the Existing Events of Default or any other Defaults or Events of Default, including, but not limited to (i) declaring any or all Obligations, and all interest thereon, to be due and payable immediately, (ii) terminating Lender’s obligations under the Loan Agreement, including, without limitation, any obligation to extend credit under the Loan Agreement, and (iii) exercising any or all of the other rights and remedies provided under the Loan Documents or otherwise; (b) Any participation by Lender in any discussions to restructure certain provisions of the Loan Documents and/or to forbear from exercising any remedies and/or any failure by Lender to take immediate action as a result of the Existing Events of Default, any other Defaults or Events of Default, or otherwise shall not (and shall not be deemed to) constitute an agreement to forbear from the exercise of Lender’s remedies; and (c) Based on the occurrence, existence and continuation of the Existing Events of Default, Lender has no obligation to make further advances or loans, or to extend any other financial accommodations to the Credit Parties. Lender reserves the right to make advances, loans or other financial accommodations to the Credit Parties in Lender’s sole discretion on a day-to-day basis.

12. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD FOR ITS CHOICE OF LAW RULES REQUIRING THE APPLICATION OF LAWS OF JURISDICTIONS OTHER THAN THE STATE OF NEW YORK.

13. Counterparts. This Amendment may be executed by the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

FVA VENTURES, INC., as Borrower

By:	/s/ John Tolmie
	Name:	John Tolmie
	Title:	Secretary and Vice President – Finance and Administration

VISALUS HOLDINGS, LLC, as a Guarantor

By:	/s/ John Tolmie
	Name:	John Tolmie
	Title:	Secretary and Vice President – Finance and Administration

BLYTH VSH ACQUISITION CORPORATION, as Lender

By:	/s/ Jane Casey
	Name:	Jane Casey
	Title:	Vice President and Treasurer

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